Exhibt 10.6

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of May, 2009, by and between LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), and WC COLLATERAL AGENT LLC, a Delaware limited liability company (“Agent”) and each other person or entity listed as a Secured Party on Schedule 1 attached to this Agreement (the “Investors” and, together with Agent, the “Secured Parties”).

Recitals

WHEREAS, the Secured Parties have agreed to purchase 8% Senior Secured Convertible Notes (the “Notes”) from the Borrower pursuant to the terms of a Securities Purchase and Exchange Agreement (the “Purchase Agreement”), of even date herewith, between the Borrower and the Secured Parties.

WHEREAS, the Secured Parties have required, as a condition to purchasing the Notes, that Borrower grant the Agent, for the benefit of the Investors, a security interest in all of Borrower’s assets listed on Exhibit A hereto, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Notes, the Purchase Agreement, and herein, the parties hereto, intending to be legally bound, agree as follows:

1.             Incorporation of Recitals, Purchase Agreement, and Notes.  The foregoing Recitals, the Purchase Agreement, the Notes, and the terms and provisions thereof, are hereby incorporated herein in their entirety by this reference.

2.             Definitions.  The following terms shall have the meanings set forth below:

“Collateral” means all assets and personal and fixture property of Borrower of any kind and nature whatsoever now owned or hereafter acquired by Borrower, whether tangible or intangible, including without limitation all of Borrower’s right, title, and interest in and to the property and assets listed on Exhibit A, including all proceeds thereof and all increases, substitutions, replacements, additions, and accretions thereof.

“Obligations” has the meaning given in Section 3(a) below.

“Patents” mean, collectively, all of Borrower’s letters patent under the laws of the United States listed on Schedule A hereto, all recordings and registrations thereof and applications therefor, including, without limitation, the inventions described therein, all reissues, continuations, divisions, renewals, extensions, continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising.

“Permitted Liens” mean any of the following: (i) liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are being contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

(ii) liens granted in favor of the Agent and/or the Secured Parties; (iii) licenses or sublicenses of Patents, in each instance granted to others not interfering in any material respect with the business of the Borrower; (iv) liens or security interests existing on the date hereof in connection with indebtedness or obligations disclosed in Schedule 3(p) of the Purchase Agreement, but only if the existence of the lien or security interest is disclosed on Schedule 3(p) (“Existing Indebtedness”); or (v) liens or security interests granted by the Borrower to secure Senior Indebtedness.

“Security Interest” has the meaning given in Section 3(b) below.

“Senior Indebtedness” shall have the meaning set forth in the Notes.

3.             Security for Obligations.

a.             This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, conversion, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 363(a) of the Bankruptcy Code, 11 U.S.C. §362(a)) of all obligations and liabilities of every nature of Borrower now or hereafter existing under or arising out of the Notes and this Agreement and all extensions or renewals thereof, whether for principal, interest, (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on such obligations), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Agent or any Secured Party as a preference, fraudulent transfer or otherwise (all such obligations of Borrower being the “Obligations”).

b.             As security for the payment of the Obligations, the Borrower hereby grants to the Agent, its successors and its assigns, for the pro rata benefit of the Investors, their successors and their assigns, a security interest in the Collateral (the “Security Interest”).  Without limiting the foregoing, the Agent is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest, naming the Borrower as debtors and the Agent as secured party.

c.             The Borrower agrees at all times to keep in all material respects accurate and complete accounting records with respect to the Collateral, including, but not limited to, a record of all payments and proceeds received.

4.             Representations and Warranties.  Borrower represents and warrants as follows:

a.             Financing Statements.  Except for the financing statements in favor of the Agent, at the time of granting the security interest described herein, no financing statement covering the Collateral or any portion thereof will be on file in any public office, and, except for Permitted Liens, Borrower agrees not to execute or authorize the filing of any such additional financing statement in favor of any person, entity or governmental agency (whether federal, state or local) other than Agent as long as any portion of the Obligations evidenced by the Notes remain unpaid.

b.             No Other Liens.  Except as set forth on Schedule 4(b) hereto, no effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office.

c.             Legal Name.  Borrower’s exact legal name is as set forth in the first paragraph of this Agreement.  Borrower shall not change its legal name or its form of organization without 30 days’ prior written notice to the Agent.

d.             Title and Authority.  Borrower has (i) rights in and good title to the Collateral in which it is granting a security interest hereunder and (ii) the requisite corporate power and authority to grant to the Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.  Borrower has the sole, full and clear title to each of the Patents shown on Schedule A hereto and the registrations thereof are valid and subsisting and in full force and effect.  None of the Patents has been abandoned or dedicated, and, except to the extent that the Agent, upon prior written notice by Borrower, shall consent, Borrower will not do any act, or omit to do any act, whereby the Patents may become abandoned or dedicated and shall notify the Agent immediately if it knows of any reason or has reason to know that any application or registration may become abandoned or dedicated.  Borrower hereby represents and warrants that the Patents shown on Schedule A are the only issued U.S. patents owned by Borrower as of the date of this Agreement.

e.             Filing.  Fully executed Uniform Commercial Code financing statements containing a description of the Collateral shall have been, or shall be delivered to the Agent in a form such that they can be, filed of record in every governmental, municipal or other office in every jurisdiction in which any portion of the Collateral is located necessary to publish notice of and protect the validity of and to establish a valid, legal and perfected security interest in favor of the Agent in respect of the Collateral in which a security interest may be perfected by filing in the United States and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of Uniform Commercial Code continuation statements.

f.              Validity of Security Interest.  The Security Interest constitutes a valid, legal and perfected security interest in all of the Collateral for payment and performance of the Obligations subject only to Permitted Liens.

g.             Locations of Collateral; Place of Business.  Borrower hereby represents and warrants that all the Collateral is located at the locations listed on Schedule A hereto and that its federal employer identification number is as set forth on said Schedule.  The Borrower agrees not to establish, or permit to be established, any other location for Collateral unless all filings under the Uniform Commercial Code as in effect in any state or otherwise which are required by this Agreement or the Notes to be made with respect to the Collateral have been made and the Agent has a valid, legal and perfected security interest in the Collateral.  Borrower confirms that its chief executive office is located at the office indicated on Schedule A hereto and that Borrower is incorporated in the State of Delaware.  Borrower agrees not to change, or permit to be changed, the location of its chief executive office unless all filings under the Uniform Commercial Code or otherwise which are required by this Agreement or the Notes to be made have been made and the Agent has a valid, legal and perfected security interest.

5.             Covenants and Agreements.  Borrower covenants and agrees as follows:

a.             Restrictions.  Borrower agrees that until the Obligations shall have been satisfied in full, Borrower shall not, without Agent’s prior written consent, assign, transfer, encumber or otherwise dispose of the Collateral, or any interest therein, except that Borrower may (i) license (other than on an exclusive basis for all known fields of use for the duration of the term of the patent) or grant similar rights and interests on an arm’s length basis consistent with good industry practice in all or any part of the Patents to unrelated third parties pursuant to its business; (ii) sell, license on an exclusive basis for all known fields of use for the duration of the term of the patent or otherwise transfer for value all or any part of the Patents with the prior written consent of the Agent, which consent will not be unreasonably withheld; (iii) sell Inventory (as such term is defined in Exhibit A hereto) in the ordinary course of business or sell obsolete equipment or inventory for the reasonable fair value thereof; or (iv) grant a Permitted Lien.  In addition, the Borrower agrees that, until the Obligations shall have been satisfied in full, the Borrower will not form any new direct or indirect subsidiary with material assets unless the subsidiary, upon formation, executes a joinder to this Agreement in which all of the subsidiary’s assets become included as a part of the Collateral hereunder and the subsidiary enters into a guarantee of the Notes.  The Borrower agrees that none of its subsidiaries has any material assets other than Liquidmetal Korea Co., Ltd. and Liquidmetal Coatings, LLC.

b.             Defense.  Borrower shall at its own expense take any and all actions reasonably necessary to protect and defend the Collateral against all claims or demands and to defend the Security Interest of the Agent in such Collateral, and the priority thereof, against any adverse lien of any nature whatsoever (other than Permitted Liens).

c.             Maintenance.  Borrower shall at all times and at its own expense maintain and keep, or cause to be maintained and kept, the Collateral.  Borrower shall perform all acts and execute all documents, including, without limitation, security agreements with respect to patents in form suitable for filing with the United States Patent and Trademark Office, substantially in the form of Exhibit B, hereof requested by the Agent at any time to evidence, perfect, maintain, record and enforce the Agent’s interest in the Collateral that consists of patents or otherwise in furtherance of the provisions of this Agreement, and Borrower hereby authorizes the Agent to execute and file one or more financing statements (and similar documents) or copies thereof or of this Agreement with respect to the Collateral signed only by the Agent.  Borrower will take all necessary steps in any proceeding before the United States Patent and Trademark Office or any similar office or agency of the United States or any State thereof to maintain each application and registration of the Patents, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

d.             Agent’s Right to Take Action.  If, after ten days written notice from Agent, Borrower fails to perform or observe any of its covenants or agreements set forth in this Section 5 or if Borrower notifies Agent that it intends to abandon all or any part of the Collateral, Agent may (but need not) perform or observe such covenant or agreement or take steps to prevent such intended abandonment on behalf and in the name, place, and stead of Borrower (or, in the case of intended abandonment, in Agent’s own name) and may (but need not) take any and all other actions that Agent may reasonably deem necessary to cure or correct such failure or prevent such intended abandonment.

e.             Costs and Expenses.  Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Borrower shall pay the Agent on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Agent or the Secured Parties in connection with or as a result of the Agent’s taking action under subsection 5(d), except for intended abandonment of the Collateral by Borrower, or exercising its rights under Section 7, together with interest thereon from the date expended or incurred by Agent or the Secured Parties.

f.              Use and Disposition of Collateral.  Borrower shall not make or permit to be made any assignment, pledge or hypothecation of the Collateral other than Permitted Liens or as permitted by Section 5(a) above, or grant any security interest in the Collateral except for the Security Interest and Permitted Liens.  Borrower shall not make or permit to be made any transfer of any Collateral, except in the ordinary course of business or as permitted by Section 5(a) above, and Borrower shall remain at all times in possession of the Collateral owned by it other than transfers to the Agent pursuant to the provisions hereof and as otherwise provided in this Agreement.  The Agent shall have the right, as the true and lawful agent of the Borrower, with power of substitution for the Borrower and in the Borrower’s name, the Agent’s name or otherwise, for the use and benefit of the Investors and solely to effect the purposes of this Agreement, (i) to endorse the Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment with respect to the Collateral that may come into its possession; (ii) to sign the name of the Borrower on any invoice relating to any of the Collateral and (iii) upon the occurrence and during the continuance of an event of default under this Agreement or under the Notes, (A) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences or instruments of payment relating to the Collateral or any part thereof, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed, (B) to demand, collect, receive payment of, give receipt for, extend the time of payment of and give discharges and releases of all or any of the Collateral and/or release the obligor thereon, (C) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (D) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral, and (E) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent or any Investor to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent or such Investor or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or any Investor or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of Borrower or to any claim or action against the Agent or any Investor in the absence of the gross negligence or willful misconduct of the Agent or such Investor; and provided further that, the Agent shall at all times act reasonably and in good faith.  It is understood and agreed that the appointment of the Agent as the agent of the Borrower for the purposes set forth above in this Section 5(f) is coupled with an interest and is irrevocable.  The provisions of this Section 5(f) shall in no event relieve Borrower of any of its obligations hereunder with respect to the Collateral or any part thereof (other than obligations which are impaired as a result of actions taken by the Agent pursuant to this Section 5(f)) or impose any obligation on the Agent or any Investor to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Agent or any Investor of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.  Anytime action is taken under this Section 5(f), prompt written notice of such action shall be provided to Borrower by Agent.

g.             Account Control Agreement.  Borrower agrees to use best efforts to obtain as soon as practicable the signature of Bank of America to an account control agreement for all Deposit Accounts of the Company.  Such account control agreement shall be in substantially the form set forth as Exhibit C, with such reasonable changes as shall be requested by Bank of America.  Upon Bank of America’s agreement to the form of account control agreement, the Borrower will promptly execute such agreement and deliver a duly executed counterpart to Agent.

h.             Further Assurances.  Borrower agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request for the assuring and preserving of the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith.

6.             Events of Default.  Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”):

a.             an Event of Default, as defined in the Notes, shall occur; or

b.             Borrower shall fail promptly to observe or perform any covenant or agreement herein binding on it and such failure is not cured within 20 days after written notice from the Agent; or

c.             there is any levy, seizure, or attachment of all or any material portion of the Collateral, other than as set forth in this Agreement; or

d.             any of the representations or warranties contained in Section 4 shall prove to have been incorrect in any material respect when made.

7.             Remedies.  Subject to the provisions of Section 8 hereof, upon the occurrence of an Event of Default and at any time thereafter, the Agent may, at its option, take any or all of the following actions:

a.             exercise any or all remedies available under this Agreement or the Notes including, without limitation, any and all rights afforded to a secured party under, and subject to its obligations contained in, the Uniform Commercial Code as in effect in any state or other applicable law; or

b.             sell, assign, transfer, pledge, encumber, or otherwise dispose of the Collateral; or

c.             enforce the patents comprising the Collateral and if Agent shall commence any suit for such enforcement, Borrower shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement; or

d.             incur expenses, including attorneys’ fees at the regular hourly rates of the Agent’s counsel from time to time in effect, legal expenses and costs for the exercise of any right or power under this Agreement, which expenses are secured by this Agreement;

8.             Subordination of Security Interest to Senior Creditors.  The Secured Parties hereby subordinate any and every lien and security interest in the Collateral (as defined in the Loan Agreement) now or hereafter held by them (but only to the extent it secures the Senior Indebtedness) to any and every Permitted Lien (as defined in the Notes) that any holder of the Existing Indebtedness or any Senior Indebtedness (“Senior Creditors”) now or hereafter holds in the Collateral with respect to Existing Indebtedness or Senior Indebtedness, notwithstanding any statement or provision contained in this Agreement or the Notes to the contrary and irrespective of the time or order of filing or recording of financing statements, deeds of trust, mortgages or other notices of security interests, liens or assignments granted pursuant thereto, and irrespective of anything contained in any filing or agreement to which any party hereto or its respective successors and assigns may now or hereafter be a party, and irrespective of the ordinary rules for determining priorities under the Uniform Commercial Code or under any other law governing the relative priorities of secured creditors.  Senior Creditors shall have the exclusive right to manage, perform and enforce the terms of their respective privileges, rights, and agreements with respect to their respective Collateral according to their discretion and the exercise of their business judgment including, but not limited to, the exclusive right to take or retake possession of the Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Collateral, pursuant to a foreclosure or otherwise.  Notwithstanding anything to the contrary contained in this Agreement or the Notes, only the Senior Creditors shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of their respective Collateral.  Accordingly, should a Senior Creditor elect to exercise its rights and remedies with respect to any of the Collateral, such Senior Creditor may proceed to do so without regard to any interest of the Secured Parties, and the Secured Parties waive any claims that they may have against Senior Creditors for any disposition of the Collateral.  In the event Secured Party receives the proceeds of any Collateral in which a Senior Creditor has a lien or security interest, such Secured Party shall be deemed to hold all of such proceeds in trust for the benefit of Senior Creditor until all secured obligations to the Senior Creditor are paid in full. A Secured Party shall not, without the prior written consent of the applicable Senior Creditor, be permitted to enforce any rights or exercise any remedies with respect to the Collateral in which a Senior Creditor has a security interest or lien (including, without limitation, the right to take any action to foreclose, repossess, marshall, control or exercise any remedies with respect to the Collateral), so long as any obligation to a Senior Creditor secured by such Collateral shall continue to exist.  Upon the request of a holder or prospective holder of Senior Indebtedness, each Secured Party will execute any reasonable written affirmation, in favor of such holder or prospective holder, of the provisions of this paragraph and/or the provisions of Section 13 of the Notes.  In addition, each Secured Party hereby agrees to comply with the provisions of Section 13 of the Notes, including without limitation paragraphs (b) and (c) thereof.

9.             Collateral Agent.  Pursuant to a Collateral Agent Agreement of even date herewith among the Investors, Agent, and Borrower, the Investors have designated Agent as their administrative agent with respect to the Collateral upon the terms and conditions set forth in said agreement.

10.           Application of Proceeds.  The proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Agent in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder on behalf of the Borrower and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

SECOND, pro rata to the payment in full of accrued interest, and then outstanding principal in respect of any amount of the Notes outstanding (pro rata as among the Investors in accordance with the principal amount of the Notes held by them);

THIRD, to the Borrower, its successors and assigns, or as a court of competent jurisdiction may otherwise direct.

11.           Security Interest Absolute. All rights of the Agent hereunder, the Security Interest, and all obligations of the Borrower hereunder, shall be absolute and unconditional irrespective of (i) any partial invalidity or unenforceability of the Notes, any other agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Notes or any other agreement or instrument, (iii) any exchange, release or nonperfection of any other Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of the Borrower in respect of the Obligations or in respect of this Agreement.

12.           Miscellaneous.  This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the party against whom such waiver, modification, amendment, termination, discharge or release is sought to be enforced. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Parties’ rights or remedies. All rights and remedies of a Secured Party shall be cumulative and may be exercised singularly or concurrently and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  The Secured Parties shall not be obligated to preserve any rights Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of the Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Borrower and the Secured Parties and their respective participants, successors, and permitted assigns and shall take effect when signed by Borrower and the Secured Parties, and Borrower waives notice of Secured Parties’ acceptance hereof; provided, however, that the Secured Parties’ rights hereunder may not be transferred or assigned to any third party without the prior written consent of Borrower.  This Agreement shall be governed by the internal law of the State of New York without regard to conflicts of law provisions. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

13.           Notices.  Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail or facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Liquidmetal Technologies, Inc.
30452 Esperanza
Rancho Santa Margarita, California  92688
Facsimile: 949-635-2188
Attention:  Tony Chung, CFO
Email:  Tony.Chung@Liquidmetal.com

with a copy to (which shall not constitute notice):

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, Florida 33602

Facsimile:  813-221-4210

Attention: Curt P. Creely

If to the Agent to:

WC Collateral Agent LLC

450 7th Avenue, Suite 509

New York, NY 10123

with a copy to (which shall not constitute notice):

Gersten Savage LLP

600 Lexington Avenue, 9th Floor

New York, NY   10022

Facsimile:                                            (212) 980-5192

Attention:                                       David E. Danovitch, Esq.

Email:                                                                 ddanovitch@gerstensavage.com

If to a Investor, to its address, electronic mail address, or facsimile number set forth on the Schedule 1 hereto, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

14.           Waiver of Jury Trial:  BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT BORROWER MAY

HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THIS AGREEMENT.

15.           Termination.  This Agreement and the Security Interest shall terminate when all the Obligations have been fully and indefeasibly paid in full, at which time the Agent shall execute and deliver to the Borrower all Uniform Commercial Code termination statements and similar documents which the Borrower shall reasonably request to evidence such termination; provided, however, that all indemnities of the Borrower contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement for a period of six (6) months following the termination of this Agreement.

*** Signatures on following page(s) ***

IN WITNESS WHEREOF, the parties have duly executed and delivered this Security Agreement as of the date and year first written above.

AGENT:

WC COLLATERAL AGENT LLC

By:	/s/ Nelson Obus
Name: Nelson Obus
Title: President

BORROWER:

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung
Name:	Tony Chung
Title:	Chief Financial Officer

COUNTERPART SIGNATURE PAGE
TO SECURITY AGREEMENT

DATED MAY 1, 2009,
AMONG LIQUIDMETAL TECHNOLOGIES, INC.,
THE “AGENT” INDENTIFIED THEREIN AND
THE “INVESTORS” IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Security Agreement to which this Signature Page is attached, which, together with all counterparts of the Security Agreement and Signature Pages of the Borrower, Agent, and other “Investors” under the Security Agreement, shall constitute one and the same document in accordance with the terms of the Security Agreement.

INVESTORS:

/s/ Fort Mason Master, LP

/s/ Fort Mason Partners, LP

/s/ The Tail Wind Fund Ltd.

/s/ Solomon Strategic Holdings, Inc.

/s/ Castlerigg Master Investments Ltd.

/s/ Diamond Opportunity Fund, LLC

/s/ Rockmore Investment Master Fund Ltd.

/s/ BridgePointe Master Fund Ltd.

/s/ Iroquois Master Fund

/s/ Rodd Friedman

/s/ Myron Neugeboren

/s/ Ed Neugeboren

/s/ Wynnefield Partners Small Cap Value LP

/s/ Wynnefield Partners Small Cap Value LP I

/s/ Wynnefield Small Cap Value Offshore Fund, Ltd.

/s/ Vestal Venture Capital

2

SCHEDULE 1 TO SECURITY AGREEMENT

“INVESTORS”

Buyer	Address, E-Mail and Facsimile Number	Principal Amount of Notes	Legal Representative’s Address and Facsimile Number
Fort Mason Master, LP	580 California Street Suite 1925 San Francisco, CA 94104 (415) 288-8113	$910,341.27

Fort Mason Partners, LP	580 California Street Suite 1925 San Francisco, CA 94104 (415) 288-8113	$59,035.02

Tail Wind Fund Ltd.	c/o Tail Wind Advisory and Management Ltd 767 Third Avenue, 6th Floor New York, NY 10017 (212) 676-5665	$1,060,151.56	Peter J. Weisman, PC 767 Third Avenue, 6th Floor New York, NY 10017 (212) 676-5665

Solomon Strategic Holdings Inc.	c/o Tail Wind Advisory and Management Ltd 767 Third Avenue, 6th Floor New York, NY 10017 (212) 676-5665	$212,030.29	Peter J. Weisman, PC 767 Third Avenue, 6th Floor New York, NY 10017 (212) 676-5665

Castlerigg Master Investments Ltd.	c/o Sandell Asset Management Corporation 40 West 57th Street 26th Floor New York, NY 10019 (212) 603-5710	$1,696,242.47

Diamond Opportunity Fund	500 Skokie Blvd, Suite 310 Northbrook, IL 60062 (847) 919-4410	$277,368.60

Rockmore Investment Master Fund Ltd.	150 East 58th Street, 28th Floor New York, NY 10155 (212) 258-2315	$848,121.24

BridgePointe Master Fund Ltd.	c/o Roswell Capital Partners 1120 Sanctuary Parkway Suite 325 Alpharetta, GA 30004 (770) 777-5844	$615,934.03

Iroquois Master Fund	641 Lexington Avenue 26th Floor New York, NY 10022 (212) 207-3452	$161,562.72

Rodd Friedman	93 Hillspoint Road Westport, CT 06880 (203) 663-1303	$48,104.98

Myron Neugeboren	P.O. Box 1410 Lakeville, Ct 06309 (860) 435-2603	$9,339.72

Ed Neugeboren	282 New Norwalk Road New Canaan, CT 06840 (212) 618-0202	$6,493.26

Wynnefield Partners Small Cap Value LP	450 Seventh Avenue Suite 509 New York, NY 10123 (212) 760-0824	$359,539.32

Wynnefield Partners Small Cap Value LP I	450 Seventh Avenue Suite 509 New York, NY 10123 (212) 760-0824	$470,825.34

Wynnefield Small Cap Value Offshore	450 Seventh Avenue Suite 509 New York, NY 10123 (212) 760-0824	$453,704.41

Vestal Venture Capital	6471 Enclave Way Boca Raton, FL 33496 (561) 912-9979	$311,205.78

SCHEDULE 4(B)

The security interest in favor of Hana Financial, Inc.

SCHEDULE A

Collateral Location:

30452 Esperanza, Rancho Santa Margarita, California, 92688, USA

Federal Employer Identification Number:

33-0264467

Patents Described in Section 4(d):

Title of Patent	US Patent Number
Porous Amorphous Alloy for Catalysts	4,608,319
Materials Transformable (Armacore)	4,725,512
WC Containing Coating	5,030,519
Be Containing Alloys (Compositon)	5,288,344
Be Containing Alloys (Method)	5,368,659
Joining Using Bulk Alloys	5,482,580
Composites of Bulk Alloy (Method)	5 567 251
Diamond Composites of Bulk Alloys	5,567,532
Zr-T-Ni-Cu Bulk Alloys (-101 Series)	5,618,359
Ti-Containing Hard-Facing Coating	5,695,825
Die-Casting of Bulk Alloys	5,711,363
Quinary Bulk Alloys (-105 type)	5 735 975
Torsional Spring of Bulk Alloys	5,772,803
Casting of Zr-base Bulk Alloys	5,797,443
Composites of Bulk Alloy (Article)	5,866,254
Die-Forming (Molding) of Bulk Alloys	5,896,642
Apparatus for Hard-Facing Coating	5,942,289
Replication with Bulk Alloys	5,950,704
Composite Kinetic Energy Penetrator	6,010,580
Vacuum Die-Casting	6,021,840
Zirconia Containing Coating	6,376,091
Shaped-Charge Projectiles	6,446,558
Casting of Amorphous Metallic Parts (Hot Mold Quenching)	6,620,264
Yttrium Addition (Chinese Group)	6,682,611
Golf Club Made of Bulk Alloy	6,685,577
Centrifugal-Method	6,695,936
In-Situ Ductile Composite	6,709,536
Metal Frame	6,771,490
Joining by Casting	6,818,078
Gliding Boards	6,843,496
Forming Molded Articles	6,875,293
Cutting Tools	6,887,586
Improving Bulk Alloys	7,008,490
Thermoplastic Casting (TPC)	7,017,645
Foamed Structures	7,073,560
Encapsulated Ceramic Armor	7,157,158
Investment Casting of Bulk-Solidifying Amorphous Alloys	7,293,599
Retractable Memory Stick	D563,954
Bulk Amorphous Refractory Glasses Based on the NI-NB-SN Ternary Alloy System	7,368,022
Golf Club Made of Bulk-Solidifying Amorphous Metal	7,357,731
Jewelry Made of Precious Amorphous Metal and Method of Making Such Articles	7,412,848

2

EXHIBIT A

Collateral

The term “Collateral” shall mean the following assets of the Borrower:

(a)           All “accounts,” as that term is defined in Article 9 of the Uniform Commercial Code, as in effect in the State of New York (“UCC”), including, without limitation, every right to payment for goods or other property of any kind sold or leased or for services rendered or for any other transaction, whether or not the right to payment has been earned by performance, and including without limitation every account receivable, all purchase orders, all interest in goods the sale or lease of which gives rise to the right to payment (including returned or repossessed goods and unpaid seller’s rights), and the rights pertaining to such goods, including the right to stoppage in transit, every right to payment under any contract, and every lien, guaranty, or security interest that secures a right to payment for any of the foregoing (“Accounts”);

(b)           All chattel paper, consisting of a writing or writings evidencing both a monetary obligation and a security interest in or lease of goods, together with any guarantees, letters of credit, and other security therefore (“Chattel Paper”);

(c)           All “deposit accounts,” as defined in the UCC (“Deposit Accounts”);

(d)           All “inventory” of whatever kind, as that term is used in the UCC, including without limitation all goods held by the Borrower for sale or lease, goods furnished or to be furnished under a contract for service, and supplies, packaging, raw materials, goods in transit, work-in-process, and materials used or consumed or to be used or consumed in the Borrower’s business, or in the processing, packaging, or shipping of same, all finished goods, and all property, the sale or lease of which has given rise to Accounts, Chattel Paper, or Instruments, and that has been returned to the Borrower or repossessed by the Borrower or stopped in transit, and all warranties and related claims, credits, setoffs, and other rights of recovery with respect to any of the foregoing (“Inventory”);

(e)           All “equipment,” as that term is used in the UCC, including without limitation all equipment, machinery, and other property held for use in or purchased for the Borrower’s business, together with all increases, parts, fittings, accessories, repair equipment, and special tools now or later affixed to, or used in connection with, that property, all transferable rights of the Borrower to the licenses and warranties (express and implied) received from the sellers and manufacturers of the foregoing property, all related claims, credits, setoffs, and other rights of recovery (“Equipment”);

(f)            All “instruments,” including without limitation every instrument of any kind, as that term is used in the UCC, and includes every promissory note, negotiable instrument, certificated security, or other writing that evidences a right to payment of money, that is not a lease or security agreement, and that is transferred in the ordinary course of business by delivery with any necessary assignment or indorsement (“Instruments”);

(g)           “Investment property,” as that term is defined in the UCC (“Investment Property”);

(h)           All documents, including without limitation any paper that is treated in the regular course of business as adequate evidence that the person in possession of the paper is entitled to receive, hold, and dispose of the goods the paper covers, including warehouse receipts, bills of lading, certificates of title, and applications for certificates of title;

(i)            All “general intangibles” of any kind, as that term is used in the UCC, and includes without limitation all intangible personal property other than Accounts, Documents, Instruments, and Chattel Paper, and includes without limitation money, contract rights, corporate or other business records, deposit accounts, inventions, designs, formulas, Patents (as defined in Section 2 of this Agreement), service marks, trademarks, trade names, trade secrets, engineering drawings, goodwill, rights to prepaid expenses, registrations, franchises, copyrights, licenses, customer lists, computer programs and other software, source code, tax refund claims, royalty, licensing and product rights, all claims under guarantees, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all indemnification rights, and rights to retrieval from third parties of electronically processed and recorded data pertaining to any Collateral, things in action, items, checks, drafts, and orders in transit to or from Borrower, credits or deposits of Borrower (whether general or special) that are held by Secured Parties (“General Intangibles”)

(j)            “Supporting obligations,” as that term is defined in the UCC (“Supporting Obligations”); and

(k)           To the extent not listed above in this Exhibit A as original collateral, proceeds and products of the foregoing.

2

EXHIBIT B

SECURITY AGREEMENT

(PATENTS)

WHEREAS, LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (herein referred to as “Borrower”), owns the letters patent, and/or applications for letters patent, of the United States, more particularly described on Schedule A annexed hereto as part hereof (the “Patents”);

WHEREAS, Borrower is obligated to WC Collateral Agent LLC, as agent (herein referred to as the “Secured Party”) for the Investors named in those certain Secured Convertible Notes dated as of the date hereof issued by the Borrower (each such note, as amended, modified or supplemented from time to time in accordance with its terms, shall collectively be referred to as the “Note”) and Borrower has entered into a Security Agreement dated the date hereof (the “Agreement”) in favor of Secured Party; and

WHEREAS, pursuant to the Agreement, Borrower has assigned to Secured Party, and granted to Secured Party a security interest in, all right, title and interest of Borrower in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the “Collateral”), to secure the prompt payment, performance and observance of the Obligations, as defined in the Agreement;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Borrower does hereby further assign unto Secured Party and grant to Secured Party a security interest in, the Collateral to secure the prompt payment, performance and observance of the Obligations.

Borrower does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the assignment of the security interest in the Collateral made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

Secured Party’s address is 450 7th Avenue, Suite 509, New York, NY 10123

IN WITNESS WHEREOF, Borrower has caused this Agreement to be duly executed by its officer thereunto duly authorized as of the      day of              2009.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Name:
Title:

EXHIBIT C

FORM OF ACCOUNT CONTROL AGREEMENT